EXHIBIT 99.1

Community Capital Corporation to Present At Howe Barnes Hoefer & Arnett Conference With Webcast Available

GREENWOOD, S.C., Aug. 7, 2007 (PRIME NEWSWIRE) -- Community Capital Corporation (Nasdaq:CPBK) is scheduled to present at the Howe Barnes Hoefer & Arnett, Inc. 12th Annual Bank Conference in Chicago on Tuesday, August 14th at 10:10 a.m. ET. William G. Stevens, President and Chief Executive Officer, will participate in the presentation.

Investors may access a live audio webcast of the presentation by logging on to http://www.howebarnes.com. The presentation will be archived and available for seven days after the conference concludes.

Community Capital Corporation is the parent company of CapitalBank, which operates 17 community oriented branches throughout upstate South Carolina that offer a full array of banking services, including a diverse wealth management group. Additional information on CapitalBank's locations and the products and services offered are available at www.capitalbanksc.com .

Certain matters set forth in this news release may contain forward-looking statements that are provided to assist in the understanding of anticipated future financial performance. However, such performance involves risks and uncertainties that may cause actual results to differ materially from those in such statements. For a discussion of certain factors that may cause such forward-looking statements to differ materially from the Company's actual results, see the Company's Quarterly Report on Form 10-Q for the quarter ended March 31, 2007.

CONTACT:  Community Capital Corporation
          R. Wesley Brewer, Executive Vice President/CFO
            864-941-8290
            wbrewer@capitalbanksc.com
          Lee Lee M. Lee, Controller/VP of Investor Relations
            864-941-8242
            llee@capitalbanksc.com
          www.comcapcorp.com